EXHIBIT 99.1

AMCON DISTRIBUTING COMPANY ANNOUNCES FULLY DILUTED EARNINGS PER SHARE OF $2.40 FOR THE SECOND FISCAL QUARTER ENDED MARCH 31, 2010

NEWS RELEASE

Omaha, Nebraska April 19, 2010 - AMCON Distributing Company (“AMCON”) (AMEX:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per common share of $2.40 per share for the second fiscal quarter ended March 31, 2010.

“We were delighted with the progress our management team has made in integrating our recent acquisition in Northwest Arkansas. We continue to seek acquisitions that will expand our geographic reach and penetration,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer.

AMCON’s wholesale distribution business reported revenues of $221.0 million and operating income before depreciation and amortization of $3.9 million in the second fiscal quarter of 2010. AMCON’s retail health food business reported revenues of $9.5 million and operating income before depreciation of $1.2 million for the same period.

Kathleen M. Evans, President of AMCON’s wholesale distribution business commented, “We had a highly successful trade show this year that highlighted our continued efforts to develop profit making opportunities for our customers. Our continued emphasis on food service products has been met with a positive reception. We were especially proud of our ability to maintain continuity of services to our customers during this very harsh winter season.”

Eric Hinkefent, President of AMCON’s retail health food business commented, “We were delighted to open our new store in Tulsa at the end of the quarter.  We are actively exploring opportunities to open additional stores in our existing markets as well as expanding into new markets. Conditions are challenging; however, our continued focus on providing high levels of customer service with a broad product selection at value oriented price is what consumers are seeking.”

“Our business strategy is predicated on maintaining high levels of liquidity.  This liquidity enables us to develop proprietary opportunities for our customers to enhance their profitability,” said Andrew C. Plummer, AMCON’s Chief Financial Officer. “We expect the various state and federal governmental authorities who regulate the tobacco industry will continue to seek tax increases in the coming quarters. Our careful working capital management is an important tool for us as we navigate these treacherous waters,” added Plummer.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, food service, frozen and chilled foods, and health and beauty care products with locations in Arkansas, Illinois, Missouri, Nebraska, North Dakota and South Dakota. Chamberlin's Natural Foods, Inc. and Health Food Associates, Inc., both wholly-owned subsidiaries of The Healthy Edge, Inc., operate health and natural product retail stores in central Florida (6), Kansas, Missouri, Nebraska and Oklahoma (5). The retail stores operate under the names Chamberlin's Market & Cafe and Akins Natural Foods Market.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

For Further Information Contact:
Christopher H. Atayan
AMCON Distributing Company
Phone 402-331-3727

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
March 31, 2010 and September 30, 2009

	March 2010	September
	(Unaudited)	2009
ASSETS
Current assets:
Cash	$529,408	$309,914
Accounts receivable, less allowance for doubtful
accounts of $1.1 million and $0.9 million,
at March 2010 and September 2009	27,723,560	28,393,198
Inventories, net	35,325,691	34,486,027
Deferred income taxes	1,706,641	1,701,568
Prepaid and other current assets	2,243,351	1,728,576
Total current assets	67,528,651	66,619,283

Property and equipment, net	11,863,643	11,256,627
Goodwill	6,149,168	5,848,808
Other intangible assets	4,908,894	3,373,269
Other assets	1,073,482	1,026,395

	$91,523,838	$88,124,382

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,453,293	$15,222,689
Accrued expenses	5,706,747	6,768,924
Accrued wages, salaries and bonuses	2,441,473	3,257,832
Income taxes payable	876,919	3,984,258
Current maturities of credit facility	76,267	177,867
Current maturities of long-term debt	965,905	1,470,445
Total current liabilities	26,520,604	30,882,015

Credit facility, less current maturities	25,782,537	22,655,861
Deferred income taxes	1,227,590	1,256,713
Long-term debt, less current maturities	5,637,282	5,066,185
Other long-term liabilities	459,966	-

Series A cumulative, convertible preferred stock, $.01 par value
100,000 shares authorized and issued, liquidation preference
$25.00 per share	2,500,000	2,500,000
Series B cumulative, convertible preferred stock, $.01 par value
80,000 shares authorized and issued, liquidation preference
$25.00 per share	2,000,000	2,000,000

Shareholders' equity:
Preferred stock, $0.01 par, 1,000,000 shares authorized,
180,000 shares outstanding and issued in Series A and B
referred to above	-	-
Common stock, $0.01 par value, 3,000,000 shares authorized,
575,508 shares outstanding at March 2010 and 573,232 shares
outstanding at September 2009	5,755	5,732
Additional paid-in capital	8,084,026	7,617,494
Retained earnings	19,306,078	16,140,382
Total shareholders' equity	27,395,859	23,763,608

	$91,523,838	$88,124,382

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three and six months ended March 31, 2010 and 2009

	For the three months		For the six months
	ended March		ended March

	2010	2009	2010	2009

Sales (including excise taxes of $76.9
million and $43.3 million, and $158.4
million and $93.6 million, respectively)	$230,499,129	$195,442,246	$474,440,167	$412,819,608

Cost of sales	213,558,955	178,195,212	440,271,980	379,727,926

Gross profit	16,940,174	17,247,034	34,168,187	33,091,682

Selling, general and administrative expenses	13,365,802	13,027,140	27,144,541	25,824,722
Depreciation and amortization	415,572	300,988	802,841	611,322

	13,781,374	13,328,128	27,947,382	26,436,044

Operating income	3,158,800	3,918,906	6,220,805	6,655,638

Other expense (income):
Interest expense	368,425	408,587	773,670	897,786
Other (income), net	(23,046)	(26,476)	(36,426)	(40,543)

	345,379	382,111	737,244	857,243

Income from continuing operations
before income tax	2,813,421	3,536,795	5,483,561	5,798,395
Income tax expense	1,022,000	1,343,000	1,963,000	2,203,000

Income from continuing operations	1,791,421	2,193,795	3,520,561	3,595,395
Loss from discontinued operations,
net of income tax benefit of $0.1
million in each fiscal period	-	(97,437)	-	(199,475)

Net income	1,791,421	2,096,358	3,520,561	3,395,920

Preferred stock dividend requirements	(73,239)	(314,201)	(148,106)	(419,734)

Net income available to common shareholders	$1,718,182	$1,782,157	$3,372,455	$2,976,186

Basic earnings (loss) per share
available to common shareholders:
Continuing operations	$3.05	$3.43	$6.00	$5.80
Discontinued operations	-	(0.18)	-	(0.36)
Net basic earnings per share
available to common shareholders	$3.05	$3.25	$6.00	$5.44

Diluted earnings (loss) per share
available to common shareholders:
Continuing operations	$2.40	$2.72	$4.72	$4.33
Discontinued operations	-	(0.12)	-	(0.24)
Net diluted earnings per share
available to common shareholders	$2.40	$2.60	$4.72	$4.09

Weighted average shares outstanding:
Basic	564,216	548,619	562,145	547,089
Diluted	746,873	805,236	745,773	830,923

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the six months ended March 31, 2010 and 2009

	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,520,561	$3,395,920
Deduct: Loss from discontinued operations, net of tax	-	(199,475)

Income from continuing operations	3,520,561	3,595,395

Adjustments to reconcile net income from
continuing operations to net cash flows
from operating activities:
Depreciation	678,860	611,322
Amortization	123,981	-
Gain on sale of property and equipment	(16,935)	(47,700)
Stock based compensation	267,464	265,800
Net excess tax (benefit) deficiency on equity-based awards	(130,126)	16,592
Deferred income taxes	(34,196)	(222,412)
Provision for losses on doubtful accounts	178,367	346,000
Provision for losses on inventory obsolescence	16,393	327,673
Changes in assets and liabilities:
Accounts receivable	491,271	5,859,370
Inventories	1,125,441	6,480,136
Prepaid and other current assets	(519,415)	(735,490)
Other assets	(47,087)	107,646
Accounts payable	1,144,665	(2,852,021)
Accrued expenses and accrued wages, salaries and bonuses	(1,878,536)	2,641,991
Income tax payable	(2,977,213)	2,045,058

Net cash flows from operating activities - continuing operations	1,943,495	18,439,360
Net cash flows from operating activities - discontinued operations	-	42,692

Net cash flows from operating activities	1,943,495	18,482,052

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,102,929)	(497,401)
Proceeds from sales of property and equipment	42,905	76,405
Acquisition	(3,099,836)	-

Net cash flows from investing activities	(4,159,860)	(420,996)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) on bank credit agreements	3,025,076	(15,380,790)
Principal payments on long-term debt	(433,443)	(397,410)
Proceeds from exercise of stock options	68,965	-
Net excess tax benefit (deficiency) on equity-based awards	130,126	(16,592)
Redemption of Series C convertible preferred stock	-	(2,000,000)
Dividends paid on preferred stock	(148,106)	(198,106)
Dividends on common stock	(206,759)	(114,079)

Net cash flows from financing activities	2,435,859	(18,106,977)

Net change in cash	219,494	(45,921)

Cash, beginning of period	309,914	457,681

Cash, end of period	$529,408	$411,760

	2010	2009

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$760,727	$968,296
Cash paid during the period for income taxes	4,974,408	264,355

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	85,939	-
Constructive dividends on Series A, B, and C
Convertible Preferred Stock	-	221,628

Business acquisition:
Inventory	1,981,498	-
Property and equipment	122,978	-
Customer relationships intangible asset	1,620,000	-
Goodwill	300,360	-
Note payable	500,000	-
Contingent consideration	425,000	-